athenahealth, Inc. Reports First Quarter Fiscal Year 2014 Results

Q1 2014 Financial Results

•	30% Revenue Growth Over First Quarter of 2013

•	Non-GAAP Adjusted Operating Income of $8.7 million

•	GAAP Net Loss of $8.1 million, or $0.21 Per Diluted Share

•	Non-GAAP Adjusted Net Income of $4.4 million, or $0.12 Per Diluted Share
WATERTOWN, MA – April 17, 2014 - athenahealth, Inc. (NASDAQ: ATHN) (“athenahealth” or “we”), a leading provider of cloud-based services for electronic health record (EHR), practice management, and care coordination, today announced financial and operational results for the first quarter of fiscal year 2014. We will conduct a conference call tomorrow, Friday, April 18, 2014, at 8:00 a.m. Eastern Time to discuss these results and management’s outlook for future financial and operational performance.

•	Total revenue for the three months ended March 31, 2014 was $163.0 million, compared to $125.6 million in the same period last year, an increase of 30%.

◦
Excluding revenue from Epocrates-branded services of $10.6 million and other revenue of $4.2 million, revenue from athenahealth-branded services was $148.2 million, an increase of 23% over $120.1 million for the three months ended March 31, 2013.

“We made significant progress in the first quarter of 2014 as we continued to invest, innovate, and reshape the caregiver experience,” said Jonathan Bush, athenahealth’s chairman and chief executive officer. “By making targeted investments in growth, innovation, and facilities, we are positioning the company to continue on our 30 percent growth trajectory. We continue to transform and grow our network with a keen eye on our vision of building an information backbone that helps make health care work as it should. The athenahealth team is focused on building the services that caregivers trust, by providing simplified solutions that enable them to thrive despite a rapidly changing health care landscape. We remain committed to further advancing the state of the industry, proactively seeking ways to increase accountability and disrupt the status quo.”

•	For the three months ended March 31, 2014, Non-GAAP Adjusted Gross Margin was 59.8%, down slightly from 60.4% in the same period last year.

•
For the three months ended March 31, 2014, Non-GAAP Adjusted Operating Income was $8.7 million, or 5.4% of total revenue, compared to Non-GAAP Adjusted Operating Income of $9.4 million, or 7.5% of total revenue, in the same period last year.

•
For the three months ended March 31, 2014, GAAP Net Loss was $8.1 million, or $0.21 per diluted share, compared to GAAP Net Income of $0.7 million, or $0.02 per diluted share, in the same period last year.

•
For the three months ended March 31, 2014, Non-GAAP Adjusted Net Income was $4.4 million, or $0.12 per diluted share, compared to $14.2 million, or $0.38 per diluted share, in the same period last year.

◦
For 2014, we are using a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income could result in a volatile GAAP effective tax rate.

If this approach had been used in 2013, our Q1 2013 Non-GAAP Adjusted Net Income per Diluted Share would have been $0.15 instead of $0.38.
“We are pleased with the progress we made in the first quarter to deliver on our full year growth targets,” said Tim Adams, athenahealth’s chief financial officer. “We see strong signs of positive momentum; we grew our core physician network by 31%, we expanded athenaClinicals into our enterprise segment, and we signed our first athenaCoordinator Enterprise clients. We will continue to invest at a pace that keeps us in front of the enormous market opportunity to help caregivers proactively address the inevitable changes in health care.”
Use of Non-GAAP Financial Measures
In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our web site at www.athenahealth.com.
Conference Call Information
To participate in our live conference call and webcast, please dial 877-853-5645 (or 408-940-3868 for international calls) using conference code No. 11893618, or visit the Investors section of our website at www.athenahealth.com. A replay will be available for one week following the conference call at 855-859-2056 (and 404-537-3406 for international calls) using conference code No. 11893618. A webcast replay will also be archived on our website.
About athenahealth
athenahealth is a leading provider of cloud-based services for electronic health record (EHR), practice management, and care coordination. athenahealth’s mission is to be caregivers’ most trusted service, helping them do well doing the right thing. For more information, please visit www.athenahealth.com.
Forward-Looking Statements
This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements reflecting management’s expectations for future financial and operational performance and operating expenditures, expected growth, and business outlook; statements regarding the benefits of our service offerings and demands for our service offerings; statements regarding the potential expansion of our network, including into the enterprise segment; statements regarding our market opportunity; statements regarding changes in the health care industry, including an increased emphasis on cloud-based services for medical providers, and our positioning in regard to those changes; and statements found under our “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” section of this release. The forward-looking statements in this release do not constitute guarantees of future performance. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our fluctuating operating results; our variable sales and implementation cycles, which may result in fluctuations in our quarterly results; risks associated with the acquisition and integration of companies and new technologies to achieve expected synergies, including those related to our ability to successfully integrate the services and offerings of Epocrates and realize the expected benefits; risks associated with our ability to realize the expected benefits from the purchase of the Arsenal on the Charles campus in Watertown, Massachusetts; risks associated with our expectations regarding our ability to maintain profitability; the impact of increased sales and marketing expenditures, including whether increased expansion in revenues is attained and whether impact on margins and profitability is longer term than expected; changes in tax rates or exposure to additional tax liabilities; the highly competitive industry in which we operate and the relative immaturity of the market for our service offerings; and the evolving and complex governmental and regulatory compliance environment in which we and our clients operate. Forward-looking statements may often be identified with words such as “we expect”, “we anticipate”, “upcoming” or similar indications of future expectations. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances, or otherwise. For additional disclosure regarding these and other risks faced by us, please see the disclosures contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at www.athenahealth.com and on the SEC’s website at www.sec.gov.

Contact Info:
Dana Quattrochi
athenahealth, Inc. (Investors)
investorrelations@athenahealth.com
(617) 402-1329

Holly Spring
athenahealth, Inc. (Media)
media@athenahealth.com
(617) 402-1631

athenahealth, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except per share amounts)

	March 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$51,263	$65,002
Marketable securities	74,270	—
Restricted cash	194	3,000
Accounts receivable, net	87,018	87,343
Deferred tax assets	123	6,118
Prepaid expenses and other current assets	18,531	17,194
Total current assets	231,399	178,657

Property and equipment, net	212,338	213,018
Capitalized software costs, net	35,625	29,987
Purchased intangible assets, net	161,172	168,364
Goodwill	198,049	198,049
Investments and other assets	8,229	8,321
Total assets	$846,812	$796,396

Liabilities & Stockholders’ Equity
Current liabilities:
Line of credit	$35,000	$35,000
Long-term debt	15,000	15,000
Accounts payable	8,517	3,930
Accrued compensation	33,087	44,444
Accrued expenses	27,328	24,380
Deferred revenue	28,843	27,002
Deferred tax liability	13,933	—
Total current liabilities	161,708	149,756
Deferred rent, net of current portion	1,829	1,478
Long-term debt, net of current portion	170,000	173,750
Deferred revenue, net of current portion	52,586	53,172
Long-term deferred tax liability, net	24,430	21,421
Other long-term liabilities	6,861	5,511
Total liabilities	417,414	405,088

Stockholders’ equity:
Preferred stock, $0.01 par value: 5,000 shares authorized; no shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	—	—
Common stock, $0.01 par value: 125,000 shares authorized; 38,993 shares issued and 37,715 shares outstanding at March 31, 2014; 38,600 shares issued and 37,322 shares outstanding at December 31, 2013	390	387
Additional paid-in capital	381,358	380,967
Treasury stock, at cost, 1,278 shares	(1,200)	(1,200)
Accumulated other comprehensive income (loss)	45,305	(446)
Retained earnings	3,545	11,600
Total stockholders’ equity	429,398	391,308
Total liabilities and stockholders’ equity	$846,812	$796,396

athenahealth, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013
Revenue:
Business services	$154,502	$121,463
Implementation and other	8,533	4,133
Total revenue	163,035	125,596
Expense:
Direct operating	72,148	53,185
Selling and marketing	43,227	32,922
Research and development	15,155	11,944
General and administrative	29,357	31,077
Depreciation and amortization	14,249	8,341
Total expense	174,136	137,469
Operating loss	(11,101)	(11,873)
Other (expense) income:
Interest expense	(1,265)	(164)
Other (expense) income	(171)	54
Total other expense	(1,436)	(110)
Loss before income tax benefit	(12,537)	(11,983)
Income tax benefit	4,482	12,683
Net (loss) income	$(8,055)	$700
Net (loss) income per share – Basic	$(0.21)	$0.02
Net (loss) income per share – Diluted	$(0.21)	$0.02
Weighted average shares used in computing net (loss) income per share:
Basic	37,484	36,409
Diluted	37,484	37,744

athenahealth, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(8,055)	$700
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	21,459	10,138
Amortization of premium on investments	—	84
Deferred income tax	(4,605)	(12,745)
Stock-based compensation expense	12,351	13,658
Other reconciling adjustments	171	(6)
Changes in operating assets and liabilities:
Accounts receivable, net	325	(7,512)
Prepaid expenses and other current assets	(1,627)	(2,260)
Other long-term assets	(945)	73
Accounts payable	3,913	1,985
Accrued expenses	2,951	4,199
Accrued compensation	(13,529)	(15,640)
Deferred revenue	1,255	2,095
Deferred rent	402	(309)
Net cash provided by (used in) operating activities	14,066	(5,540)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized software development costs	(11,057)	(4,799)
Purchases of property and equipment	(5,325)	(11,003)
Proceeds from sales and maturities of investments	—	56,245
Payments on acquisitions, net of cash acquired	—	(242,836)
Change in restricted cash	2,806	—
Net cash used in investing activities	(13,576)	(202,393)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under stock plans and warrants	9,000	8,945
Taxes paid related to net share settlement of stock awards	(19,464)	(7,199)
Proceeds from line of credit	—	105,000
Payments on long-term debt	(3,750)	—
Net settlement of acquired company’s board of directors equity shares	—	(5,806)
Debt issuance costs	—	(275)
Net cash (used in) provided by financing activities	(14,214)	100,665
Effects of exchange rate changes on cash and cash equivalents	(15)	87
Net decrease in cash and cash equivalents	(13,739)	(107,181)
Cash and cash equivalents at beginning of period	65,002	154,988
Cash and cash equivalents at end of period	$51,263	$47,807

athenahealth, Inc.
STOCK-BASED COMPENSATION
(Unaudited, in thousands)

Set forth below is a breakout of stock-based compensation impacting the Condensed Consolidated Statements of Income for the three months ended March 31, 2014, and 2013:

	Three Months Ended March 31,
	2014	2013
Stock-based compensation charged to Condensed Consolidated Statements of Income:
Direct operating	$2,596	$1,717
Selling and marketing	3,024	2,876
Research and development	1,664	1,323
General and administrative	5,066	7,742
Total stock-based compensation expense	12,350	13,658
Amortization of capitalized stock-based compensation related to software development (1)	399	156
Total	$12,749	$13,814

(1)
In addition, for the three months ended March 31, 2014, and 2013, $0.8 million and $0.4 million, respectively, of stock-based compensation was capitalized in the line item Capitalized Software Costs in the Condensed Consolidated Balance Sheet for which $0.4 million and $0.2 million, respectively, of amortization was included in the line item Depreciation and Amortization Expense in the Condensed Consolidated Statements of Income.

athenahealth, Inc.
AMORTIZATION OF PURCHASED INTANGIBLE ASSETS
(Unaudited, in thousands)

Set forth below is a breakout of amortization of purchased intangible assets impacting the Condensed Consolidated Statements of Income for the three months ended March 31, 2014, and 2013:

	Three Months Ended March 31,
Amortization of purchased intangible assets allocated to:	2014	2013
Direct operating	$3,939	$1,740
Selling and marketing	3,151	—
Total amortization of purchased intangible assets	$7,090	$1,740

athenahealth, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES
(Unaudited, in thousands, except per share amounts)
The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”
While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.
Please note that these figures may not sum exactly due to rounding.
Non-GAAP Adjusted Gross Margin
Set forth below is a presentation of our “Non-GAAP Adjusted Gross Profit” and “Non-GAAP Adjusted Gross Margin,” which represents Non-GAAP Adjusted Gross Profit as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended
	March 31,
	2014	2013

Total revenue	$163,035	$125,596
Direct operating expense	72,148	53,185

Total revenue less direct operating expense	90,887	72,411
Add: Stock-based compensation allocated to direct operating expense	2,596	1,717
Add: Amortization of purchased intangible assets allocated to direct operating expense	3,939	1,740

Non-GAAP Adjusted Gross Profit	$97,422	$75,868

Non-GAAP Adjusted Gross Margin	59.8%	60.4%

Non-GAAP Adjusted EBITDA
Set forth below is a reconciliation of our “Non-GAAP Adjusted EBITDA” and “Non-GAAP Adjusted EBITDA Margin,” which represents Non-GAAP Adjusted EBITDA as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended
	March 31,
	2014	2013

Total Revenue	$163,035	$125,596

GAAP net (loss) income	(8,055)	700
Add: Benefit from income taxes	(4,482)	(12,683)
Add: Total other expense	1,436	110
Add: Stock-based compensation expense	12,350	13,658
Add: Depreciation and amortization	14,249	8,341
Add: Amortization of purchased intangible assets	7,090	1,740
Add: Integration and transaction costs	—	3,794
Add: Non-tax deductible transaction costs	—	1,915

Non-GAAP Adjusted EBITDA	$22,588	$17,575

Non-GAAP Adjusted EBITDA Margin	13.9%	14.0%
Non-GAAP Adjusted Operating Income
Set forth below is a reconciliation of our “Non-GAAP Adjusted Operating Income” and “Non-GAAP Adjusted Operating Income Margin,” which represents Non-GAAP Adjusted Operating Income as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended
	March 31,
	2014	2013

Total revenue	$163,035	$125,596

GAAP net (loss) income	(8,055)	700
Add: Benefit from income taxes	(4,482)	(12,683)
Add: Total other expense	1,436	110
Add: Stock-based compensation expense	12,350	13,658
Add: Amortization of capitalized stock-based compensation related to software development	399	156
Add: Amortization of purchased intangible assets	7,090	1,740
Add: Integration and transaction costs	—	3,794
Add: Non-tax deductible transaction costs	—	1,915

Non-GAAP Adjusted Operating Income	$8,738	$9,390

Non-GAAP Adjusted Operating Income Margin	5.4%	7.5%

Non-GAAP Adjusted Net Income
Set forth below is a reconciliation of our “Non-GAAP Adjusted Net Income” and “Non-GAAP Adjusted Net Income per Diluted Share.”

(unaudited, in thousands)	Three Months Ended
	March 31,
	2014	2013

GAAP net (loss) income	$(8,055)	$700
Add: Stock-based compensation expense	12,350	13,658
Add: Amortization of capitalized stock-based compensation related to software development	399	156
Add: Amortization of purchased intangible assets	7,090	1,740
Add: Integration and transaction costs	—	3,794

Sub-total of tax deductible items	19,839	19,348

Less: Tax impact of tax deductible items (1)	(7,936)	(7,739)
Add: Non-tax deductible transaction costs	—	1,915
Add: Tax impact resulting from applying non-GAAP tax rate (2)	533	—

Non-GAAP Adjusted Net Income	$4,381	$14,224

Weighted average shares - diluted	37,484	37,744

Non-GAAP Adjusted Net Income per Diluted Share	$0.12	$0.38

(1)	Tax impact calculated using a statutory tax rate of 40%.

(2)
Represents adjusting the GAAP net loss at a non-GAAP tax rate of 40%. For 2014, we are using a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income could result in a volatile GAAP effective tax rate. If this approach had been used in 2013, the tax impact from applying a non-GAAP tax rate would have been ($8,656) and our Q1 2013 Non-GAAP Adjusted Net Income per Diluted Share would have been $0.15 or a reduction of $0.23.

(unaudited, in thousands)	Three Months Ended
	March 31,
	2014	2013

GAAP net (loss) income per share - diluted	$(0.21)	$0.02
Add: Stock-based compensation expense	0.33	0.36
Add: Amortization of capitalized stock-based compensation related to software development	0.01	—
Add: Amortization of purchased intangible assets	0.19	0.05
Add: Integration and transaction costs	—	0.10

Sub-total of tax deductible items	0.53	0.51

Less: Tax impact of tax deductible items (1)	(0.21)	(0.21)
Add: Non-tax deductible transaction costs	—	0.05
Add: Tax impact resulting from applying non-GAAP tax rate (2)	0.01	—

Non-GAAP Adjusted Net Income per Diluted Share	$0.12	$0.38

Weighted average shares - diluted	37,484	37,744

(1)	Tax impact calculated using a statutory tax rate of 40%.

(2)
Represents adjusting the GAAP net loss at a non-GAAP tax rate of 40%. For 2014, we are using a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income could result in a volatile GAAP effective tax rate. If this approach had been used in 2013, the tax impact from applying a non-GAAP tax rate would have been ($8,656) and our Q1 2013 Non-GAAP Adjusted Net Income per Diluted Share would have been $0.15 or a reduction of $0.23.

Explanation of Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of athenahealth and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.
Management defines “Non-GAAP Adjusted Gross Profit” as total revenue, less direct operating expense, plus (1) stock-based compensation expense allocated to direct operating expense and (2) amortization of purchased intangible assets allocated to direct operating expense, and “Non-GAAP Adjusted Gross Margin” as Non-GAAP Adjusted Gross Profit as a percentage of total revenue. Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends. Moreover, management believes that these measures enable investors and financial analysts to closely monitor and understand changes in our ability to generate income from ongoing business operations.
Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net income before provision for (benefit) from income taxes, total other (income) expense, stock-based compensation expense, depreciation and amortization, amortization of purchased intangible assets, integration costs, and transaction costs and “Non-GAAP Adjusted EBITDA Margin” as Non-GAAP Adjusted EBITDA as a percentage of total revenue. Management defines “Non-GAAP Adjusted Operating Income” as the sum of GAAP net income before provision for (benefit) from income taxes, total other (income) expense, stock-based compensation expense, amortization of capitalized stock-based compensation related to software development, amortization of purchased intangible assets, integration costs, and transaction costs and “Non-GAAP Adjusted Operating Income Margin” as Non-GAAP Adjusted Operating Income as a percentage of total revenue. Management defines “Non-GAAP Adjusted Net Income” as the sum of GAAP net income before stock-based compensation expense, amortization of capitalized stock-based compensation related to software development, amortization of purchased intangible assets, integration costs, transaction costs, any tax impact related to these preceding items, and an adjustment to the tax provision for the non-GAAP tax rate and “Non-GAAP Adjusted Net Income per Diluted Share” as Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding. Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

Management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•
Stock-based compensation expense and amortization of capitalized stock-based compensation related to software development — excluded because these are non-cash expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred.

•
Amortization of purchased intangible assets — purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

•
Integration costs — integration costs are the severance and retention bonuses for certain employees relating to the Epocrates acquisition. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

•
Transaction costs — transaction costs are non-recurring costs related to specific transactions. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

•
Non-GAAP tax rate — For 2014, we are using a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income could result in a volatile GAAP effective tax rate.